                                                                   EXHIBIT 99.g7

                                  AMENDMENT TO
                      FUTURES AND OPTIONS ACCOUNT AGREEMENT
                                       And
                 REGISTERED INVESTMENT COMPANY CUSTODY AGREEMENT

This  Amendment,  effective  May 12,  2006,  shall serve as an  amendment to the
Futures and Options  Account  Agreement,  dated January 15, 1998 and  Registered
Investment  Company Custody Agreement dated February 6, 2006 by and between each of the American Century Mutual Funds, Inc., severally and not jointly, listed on
Schedule  A  (each  hereinafter  referred  to  in  its  individual  capacity  as
"Customer"), and GOLDMAN, SACHS & CO. ("Goldman").

The Schedule A to the Agreement shall be amended to add the following fund(s):

                                 NT Growth Fund
                                  NT Vista Fund

IN WITNESS  WHEREOF,  each of the  undersigned  has caused this  Amendment to be executed in its name and on behalf by a duly authorized representative as of the aforementioned day and year.

Customer:        American  Century Mutual Funds,  Inc on behalf of each entity shown on Schedule A (each  individually  as Customer)

                  By:    /s/ Charles A. Etherington
                         -----------------------------

                  Title:  Vice President
                         -----------------------------

                               AMENDED SCHEDULE A

                               Dated: May 12, 2006

To Futures and Options  Account  Agreement  dated January 15, 1998 To Registered
Investment Company Custody Agreement dated February 6, 2006 ("RICC").

AMERICAN CENTURY MUTUAL FUNDS, INC.

New Opportunities II Fund (157-14947)
Fundamental Equity Fund (157-23436)
Focused Growth Fund (157-24083)
Veedot Fund (157-59311)
Capital Growth Fund (157-68211)
Capital Value Fund (157-54491)
New Opportunities Fund (157-43408)
Growth Fund (157-94156)
Select Fund (157-94126)
Vista Fund (157-94124)
Ultra Fund (157-94078)
Giftrust Fund (157-94140)
Heritage Fund (157-86905)
Balanced Fund (157-85130)
NT Growth Fund
NT Vista Fund